UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2009

FRESENIUS KABI PHARMACEUTICAL

HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34172	98-0589183
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Else-Kroener-Strasse 1

61352 Bad Homburg v.d.H.

Germany

(Address of principal executive offices)

+49 (6172) 608 0

Registrant’s telephone number, including area code:

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2009 Fresenius Kabi Pharmaceutical Holdings, Inc, appointed Christopher Bryant, PhD, Executive Vice President and Chief Scientific Officer of APP Pharmaceuticals, LLC, reporting directly to the Chief Executive Officer.

Dr. Bryant comes to APP with more than 17 years in R&D management, specializing in all phases of biologics development from discovery through product launch. He most recently served as Executive Vice President and Chief Operating Officer at ProMetic BioTherapeutics, a global biopharmaceutical company active in therapeutic drug development for the treatment of hematological and nephrological disorders and cancer. Dr. Bryant’s previous experience includes work at Aventis Behring, Centeon, Armour Pharmaceutical Company and Boehringer Mannheim Corporation. Dr. Bryant received his PhD in chemistry from the University of California, San Diego. After receiving his PhD he became a post-doctoral research fellow at Eli Lilly & Company. Dr. Bryant holds three patents and his papers have been published in peer-reviewed journals and textbooks throughout the world. He has also been an invited speaker and has presented papers at conferences and symposiums throughout the U.S., Canada, as well as Europe, India and Singapore.

No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Dr. Bryant and any of the Company’s directors or executive officers.

Under the terms of his employment agreement, Dr. Bryant will receive an annual base salary of $300,000, subject to annual review by the Company’s board of directors, and will be eligible to participate in the bonus plan designed for other executive officers. Dr. Bryant’s bonus target will be 50% of his base salary, pro rated for the partial year and based on the achievement of the Company targets and Executive’s functional business unit objectives (“Annual Bonus”). Fifty percent (50%) of the bonus target will be based on achievement of the Company revenue and earnings targets, established by Company goals, and fifty percent (50%) will be based upon the achievement of the specific goals as agreed upon in Dr. Bryant’s approved functional business unit objectives.

In the event that Dr. Bryant’s employment is terminated (i) by the Company without cause, or (ii) by him for “Good Reason”, then Dr. Bryant will receive (in addition to his salary and accrued but unpaid annual bonus up to the termination date as well as post-termination benefits under company benefit plans) an amount equal to the sum of (a) 1.5 times the Executive’s then-current Base Salary at the highest rate in effect during the 12 – month period immediately preceding the Date of Termination and (b) 30% of the Annual Bonus paid or payable to Dr. Bryant for the most recently completed calendar year, payable in substantially equal installments over a twelve (12) month period following immediately the Date of Termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESENIUS KABI PHARMACEUTICAL HOLDINGS, INC.

Date: June 4, 2009	By:	/s/ Richard J. Tajak
Richard J. Tajak
Chief Financial Officer

Index to Exhibits

Exhibit	Description

10.25	Employment Agreement, dated as of May 15, 2009, between the Registrant and Christopher Bryant, PhD.